Exhibit 10.1
THOR INDUSTRIES, INC.
2008 ANNUAL INCENTIVE PLAN
          1. Purposes. The purposes of this Plan are to provide an incentive to executive officers and other selected key executives of the Company to contribute to the growth, profitability and increased stockholder value of the Company, to retain such executives and endeavor to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Code.
          2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
     (a) “Award” shall mean, with respect to a Performance Period, that portion of the Pre-Tax Profits payable to a Participant as determined pursuant to Section 4(a).
     (b) “Board” shall mean the Company’s Board of Directors.
     (c) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, including any authoritative guidance and regulations thereunder and successor provisions thereto.
     (d) “Committee” shall mean a committee composed of at least two members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code.
     (e) “Company” shall mean Thor Industries, Inc. and any entity that succeeds to all or substantially all of its business.
     (f) “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Company’s stockholders.
     (g) “Eligible Employee” shall mean each executive officer of the Company, including those employed by subsidiaries, and other key executives of the Company selected by the Committee.
     (h) “Fiscal Quarter” shall mean a quarter of a Fiscal Year.
     (i) “Fiscal Year” shall mean the fiscal year of the Company which commences on August 1 and ends on July 31.
     (j) “Participant” shall mean an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

     (k) “Performance Goal” shall mean, with respect to each Performance Period, Pre-Tax Profits of $15,000,000.
     (l) “Performance Period” shall mean a Fiscal Quarter.
     (m) “Plan” shall mean this Thor Industries, Inc. 2008 Annual Incentive Plan, as amended from time to time.
     (n) “Pre-Tax Profits” shall mean consolidated pre-tax profits of the Company.
          3. Administration.
     (a) Authority. The Plan shall be administered by the Committee. Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the terms and conditions of any Award; (iii) determine whether, to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be canceled, forfeited, or suspended; (iv) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (v) establish, amend, suspend, or waive any rules and regulations; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     (b) Manner of Exercise of Committee Authority. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Company; (ii) to make Awards which are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Goals pursuant to Section 4(c) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.
     (c) Limitation of Liability. The Committee may appoint agents to assist it in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
          4. Awards.
     (a) Allocation of Awards. Prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, the Committee shall allocate in writing, on behalf of each Eligible Employee designated as a Participant eligible to receive an Award pursuant to the Plan for such Performance Period, the portion of Pre-Tax Profits (not to exceed 3% on behalf of any Participant), if any, to be paid to such Participant with respect to the Performance Period if the Performance Goal is achieved. With respect to any single Participant, the maximum Award that shall be paid with respect to any Performance Period shall be $5,000,000.
     (b) Adjustments. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate an Award allocated to any Participant for any reason, including, without limitation, changes in the position or duties of any Participant with the Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination, or termination with or without cause) or otherwise; provided, that, no such reduction or elimination will increase the amount otherwise payable to any other Participant if such action would cause the Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, as determined by the Committee. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust the calculation of Pre-Tax Profits and Awards and the allocation thereof to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company, or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
     (c) Payment of Awards.

     (i) Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, the achievement of the Performance Goal and the Awards payable to Participants. Unless the Committee determines otherwise, no amounts shall be paid with respect to Awards for a Performance Period until the Performance Period has ended and the Committee has made the certification required by this Section 4(c)(i).
     (ii) Except as provided below, as soon as practicable following the Committee’s certification pursuant to Section 4(c)(i) for the applicable Performance Period, each Participant shall receive payment, in a cash lump sum, of his or her Award. In no event shall such payment be made later than 2 1/2 months following the date the Committee certifies that the Performance Goal has been achieved.
          5. General Provisions.
     (a) Termination of Employment. In the event a Participant terminates employment for any reason during a Performance Period or prior to the Award payment, he or she shall not be entitled to receive any Award for such Performance Period.
     (b) Taxes. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
     (c) Limitations on Rights Conferred under Plan and Beneficiaries. Status as a Participant shall not be construed as a commitment that any Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.
     (d) Changes to the Plan and Awards. Subject to Section 5(h), notwithstanding anything herein to the contrary, the Board, or the Committee, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Award theretofore granted to any Participant which has not been paid. No Award may be granted during any suspension of the Plan or after its termination.
     (e) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, that, the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.
     (f) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board (or a committee designated by the Board) nor submission of the Plan or provisions thereof to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.
     (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.
     (h) Exemption Under Section 162(m) of the Code. The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to “covered employees” (within the meaning of Section 162(m) of the Code) in excess of $1 million per year. The Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. Notwithstanding Section 5(d), the Committee may not change the Performance Goal unless all necessary stockholder approval or re-approval of the Plan is obtained in order to qualify Awards as “performance-based compensation” within the meaning of Section 162(m) of the Code.
     (i) Effective Date. The Plan is effective on the Effective Date, subject to subsequent approval thereof by the Company’s stockholders at the first annual meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 5(e). If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect.